UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D)  of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 20, 2026

Civitas Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 17th Street, Suite 3700
Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 293-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CIVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously announced, on November 2, 2025, Civitas Resources, Inc., a Delaware corporation (“Civitas” or the “Company”), SM Energy Company, a Delaware corporation (“SM Energy”), and Cars Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of SM Energy (“Merger Sub”), entered into an Agreement and Plan of Merger pursuant to which (i) Merger Sub will merge with and into Civitas, with Civitas surviving as a wholly owned subsidiary of SM Energy (the “First Company Merger”), and (ii) immediately following the First Company Merger, Civitas as the surviving corporation will merge with and into SM Energy, with SM Energy continuing as the surviving corporation (the “Second Company Merger” and, together with the First Company Merger, the “Mergers”).

On December 5, 2025, SM Energy filed with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (Registration No. 333-291956) (the “Registration Statement”), which was declared effective by the SEC on December 19, 2025, and which included a joint proxy statement/prospectus of SM Energy and Civitas in connection with the Mergers (such joint proxy statement/prospectus as filed by Civitas on December 22, 2025, the “Joint Proxy Statement/Prospectus”).

Litigation Related to the Mergers

Since the filing of the Joint Proxy Statement/Prospectus, as of the date hereof, two complaints have been filed by purported Civitas stockholders as individual actions against Civitas and the members of Civitas’ Board of Directors in the Supreme Court of New York State. The complaints are captioned Johnson v. Civitas Resources, Inc. et al., No. 650089/2026 (N.Y. Sup.) (filed January 6, 2026) and Walsh v. Civitas Resources, Inc. et al., No. 650175/2026 (N.Y. Sup.) (filed January 8, 2026) (collectively, the “Stockholder Complaints”). The plaintiffs in the Stockholder Complaints allege that, among other things, the Joint Proxy Statement/Prospectus contains certain disclosure deficiencies and/or incomplete information regarding the Mergers, and assert claims for violations of New York law against Civitas and Civitas’ Board of Directors. The plaintiffs in the Stockholder Complaints seek, among other relief, an order enjoining defendants and all persons acting in concert with them from proceeding with, consummating, or closing the Mergers and any vote on the Mergers, rescission or an award of rescissory damages in the event the Mergers are consummated, and costs and reasonable attorney and expert fees. As of the date hereof, Civitas also has, to its knowledge, received several demand letters from purported Civitas stockholders (the “Demand Letters” and, together with the Stockholder Complaints, the “Stockholder Actions”) alleging that the Joint Proxy Statement/Prospectus contained disclosure deficiencies and/or incomplete information regarding the Mergers. It is possible that additional, similar complaints may be filed, or that additional, similar demand letters may be issued, regarding the Mergers. Absent new or different allegations that are material, Civitas will not necessarily disclose such additional complaints or demands.

Civitas and Civitas’ directors deny that any further disclosure beyond that already contained in the Joint Proxy Statement/Prospectus is required under applicable law. However, in order to avoid the risk that the Stockholder Actions may delay or otherwise adversely affect the consummation of the Mergers, to avoid nuisance and minimize the distractions, uncertainties, and expense inherent in litigation, and without admitting any liability or wrongdoing, Civitas is voluntarily making certain disclosures below that supplement those contained in the Joint Proxy Statement/Prospectus. These disclosures, and disclosures of certain other matters, are provided in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, Civitas and Civitas’ directors specifically deny all allegations in the Stockholder Actions and specifically deny that any additional disclosure was or is required.

SUPPLEMENT TO PROXY STATEMENT

The Company is supplementing the Joint Proxy Statement/Prospectus with certain additional information set forth below. These disclosures should be read in connection with the Joint Proxy Statement/Prospectus, which should be read in its entirety and is available on the SEC’s website at https://www.sec.gov, along with the periodic reports and other information the Company files with the SEC. The supplemental disclosures contained herein will not affect the timing of special meetings of the Company’s and SM Energy’s stockholders, which are scheduled to be held on January 27, 2026, at 10:00 a.m. Mountain Time.

All page references are to pages in the Joint Proxy Statement/Prospectus, and terms used below, unless otherwise defined, have the meanings set forth in the Joint Proxy Statement/Prospectus. To the extent the following information differs from or conflicts with the information contained in the Joint Proxy Statement/Prospectus, the information set forth below shall be deemed to supersede the respective information in the Joint Proxy Statement/Prospectus. New text within the amended and supplemented language from the Joint Proxy Statement/Prospectus is indicated in bold and underlined text (e.g., bold, underlined text), and deleted text within the amended and supplemented language from the Joint Proxy Statement/Prospectus is indicated in bold and strikethrough text (e.g., ~~bold, strikethrough text~~).

The disclosure on page 65 of the Joint Proxy Statement/Prospectus under the heading “The Mergers—Background of the Mergers” is hereby revised and supplemented as follows:

On February 17, 2025, Civitas received first round bids for the acquisition of its DJ Assets from eighteen interested bidders which did not include Company B or Company C. On February 26, 2025, Civitas received second round bids from five interested bidders. The terms of such second round bids varied and included transactions involving a sale of all of the DJ Assets, sales of certain other assets of Civitas as well as alternative partial transactions.

The disclosure on page 85 of the Joint Proxy Statement/Prospectus under the heading “The Mergers—Certain Civitas Unaudited Prospective Financial Information—Civitas Corporate Plan Projections for Civitas” is hereby revised and supplemented as follows:

	Civitas Stand-Alone
($ in millions)	4Q 2025E	2026E	2027E	2028E
NYMEX Strip
Production (MBoe/d)	324	306	304	304
EBITDA(1)	$761	$2,782	$2,748	$2,812
Total capital expenditures	$373	$1,818	$1,670	$1,950
Free cash flow(2)(3)(4)	$272	$494	$614	$405
Flat Pricing
Production (MBoe/d)	324	306	304	304
EBITDA(1)	$834	$3,198	$3,208	$3,251
Total capital expenditures	$373	$1,818	$1,670	$1,950
Free cash flow(2)(3)(4)	$345	$912	$1,084	$843
Wall Street Consensus
Production (MBoe/d)	324	306	304	304
EBITDA(1)	$824	$2,741	$2,988	$3,296
Total capital expenditures	$373	$1,818	$1,670	$1,950
Free cash flow(2)(3)(4)	$335	$454	$859	$895

The disclosure on page 85 of the Joint Proxy Statement/Prospectus under the heading “The Mergers—Certain Civitas Unaudited Prospective Financial Information—Civitas Reserve Model Projections for Civitas” is hereby revised and supplemented as follows:

The following table presents selected financial and operating data for Civitas (through year-end 2028) from the Civitas reserve model projections for Civitas.

	Civitas Stand-Alone
($ in millions)	4Q 2025E	2026E	2027E	2028E
NYMEX Strip
Production (MBoe/d)	331.5	334.6	342.9	346.4
EBITDA(1)	$740	$2,867	$2,934	$2,992
Total capital expenditures	$373	$1,916	$1,921	$1,955
Free cash flow(2)(3)(5)	$254	$457	$514	$541
Flat Pricing
Production (MBoe/d)	331.5	334.6	342.9	346.4
EBITDA(1)	$824	$3,312	$3,441	$3,473
Total capital expenditures	$373	$1,916	$1,921	$1,955
Free cash flow(2)(3)(5)	$338	$901	$1,009	$1,010

(1)	EBITDA is defined as earnings before interest, income taxes, depreciation and amortization. EBITDA is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss) or other measures prepared in accordance with GAAP.
(2)	Free cash flow is defined as operating cash flow less capital expenditures and lease acquisition costs. Free cash flow is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss) or other measures prepared in accordance with GAAP.
(3)	Inclusive of NOL utilization.
(4)	Represents levered free cash flow, after giving effect to interest expense of (i) approximately $106 million, $420 million, $413 million and $407 million for 4Q 2025E, 2026E, 2027E and 2028E, respectively, in the case of NYMEX Strip pricing, (ii) approximately $106 million, $416 million, $399 million and $399 million for 4Q 2025E, 2026E, 2027E and 2028E, respectively, in the case of Flat Pricing, and (iii) approximately $106 million, $418 million, $407 million and $399 million for 4Q 2025E, 2026E, 2027E and 2028E, respectively, in the case of Wall Street Consensus pricing.
(5)	Represents levered free cash flow, after giving effect to interest expense of approximately $98 million for 4Q 2025E and approximately $419 million for each of 2026E, 2027E and 2028E.

The disclosure on page 86 of the Joint Proxy Statement/Prospectus under the heading “The Mergers—Certain Civitas Unaudited Prospective Financial Information—Civitas Projections for SM Energy” is hereby revised and supplemented as follows:

Civitas management also provided to the Civitas board certain unaudited prospective financial and operating information with respect to SM Energy on a stand-alone basis, which was generally derived from information provided by SM Energy management. Such forecasts with respect to SM Energy also were provided to Civitas’ financial advisor and were authorized by the Civitas board for their use and reliance in connection with the financial analyses that J.P. Morgan performed in connection with its opinion described in “- Opinion of Civitas’ Financial Advisor.” The following table sets forth a summary of this prospective financial and operating information regarding SM Energy for the quarter ending December 31, 2025 and the years ending December 31, 2026, through 2028, as prepared by Civitas management (the “Civitas projections for SM Energy”), based on the price assumptions indicated above. The following unaudited prospective financial and operating information should not be regarded as an indication that Civitas considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such information does not take into account any circumstances or events occurring after the date it was prepared, including, among other things, SM Energy’s anticipated or actual capital allocation relating to the Civitas assets post-closing of the mergers.

	SM Energy Stand-Alone
($ in millions)	4Q 2025E	2026E	2027E	2028E
NYMEX Strip
Production (MBoe/d)	209	200	200	203
EBITDA(1)	$498	$1,778	$1,691	$1,673
Total capital expenditures	$290	$1,040	$1,100	$947
Free cash flow(2)(3)	$146	$490	$376	$480
Flat Pricing
Production (MBoe/d)	209	200	200	203
EBITDA(1)	$573	$2,007	$1,961	$1,921
Total capital expenditures	$290	$1,040	$1,100	$947
Free cash flow(2)(3)	$217	$671	$527	$645
Wall Street Consensus
Production (MBoe/d)	209	200	200	203
EBITDA(1)	$535	$1,766	$1,855	$1,976
Total capital expenditures	$290	$1,040	$1,100	$947
Free cash flow(2)(3)	$181	$481	$505	$720

(1)	EBITDA is defined as earnings before interest, income taxes, depreciation and amortization. EBITDA is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss) or other measures prepared in accordance with GAAP.
(2)	Free cash flow is defined as operating cash flow less capital expenditures. Free cash flow is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss) or other measures prepared in accordance with GAAP.
(3)	Represents levered free cash flow, after giving effect to interest expense of approximately $48 million for 4Q 2025E and approximately $193 million for each of 2026E, 2027E and 2028E.

The disclosure on page 99 of the Joint Proxy Statement/Prospectus is hereby supplemented by revising the second full paragraph as follows:

“Based on the above analysis and on other factors J.P. Morgan considered appropriate based on its experience and professional judgment, J.P. Morgan then derived EV / 2026E EBITDA and EV / 2027E EBITDA multiple reference ranges for Civitas of 2.50x to 3.50.x,and EMC / 2026E operating cash flow and EMC / 2027E operating cash flow multiple reference ranges for Civitas of 1.00x to 2.50x. J.P. Morgan then applied such ranges to the estimates of Civitas’ 2026 EBITDA, 2027 EBITDA, 2026 operating cash flow and 2027 operating cash flow, as applicable, in each case, at consensus oil and gas pricing as of October 31, 2025 and as provided in the Civitas corporate plan projections for Civitas used by J.P. Morgan as described in the section entitled “Certain Civitas Unaudited Prospective Financial Information,” and derived implied equity value per share price ranges for the Civitas common stock.”

The disclosure on page 100 of the Joint Proxy Statement/Prospectus is hereby supplemented by revising the first sentence of the second full paragraph as follows:

“Based on the above analysis and on other factors J.P. Morgan considered appropriate based on its experience and professional judgment, J.P. Morgan then derived EV / 2026E EBITDA and EV / 2027E EBITDA multiple reference ranges for SM Energy of 2.50x to 3.50.x, and EMC / 2026E operating cash flow and EMC / 2027E operating cash flow multiple reference ranges for SM Energy of 1.00x to 2.50x. J.P. Morgan then applied such ranges to the estimates of Civitas’ 2026 EBITDA, 2027 EBITDA, 2026 operating cash flow and 2027 operating cash flow, as applicable, in each case, at consensus oil and gas pricing as of October 31, 2025 and as provided in the Civitas projections for SM Energy used by J.P. Morgan as described in the section entitled “Certain Civitas Unaudited Prospective Financial Information,” and derived implied equity value per share price ranges for the SM Energy common stock.”

The disclosure on pages 100-101 of the Joint Proxy Statement/Prospectus is hereby supplemented by revising the last paragraph beginning on page 100 as follows:

“J.P. Morgan calculated the present value, as of September 30, 2025, of unlevered free cash flows that Civitas is expected to generate from September 30, 2025 onward using the Civitas reserve model projections for Civitas and assuming (i) NYMEX strip pricing through 2031, with prices held flat thereafter (which is referred to in this section as “Strip Pricing”) and (ii) flat pricing at $70.00/Bbl for oil and $3.50/Mmbtu for gas (which is referred to in this section as “Flat Pricing”), which pricing assumptions were reviewed and authorized by the management of Civitas. In calculating the present value of unlevered free cash, the projected asset-level cash flows of Civitas was discounted to present values using a range of discount rates from 8.50% to 10.50%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of Civitas utilizing the capital asset pricing model and inputs based on J.P. Morgan’s professional judgement and experience, and then were adjusted for projected cash and non-cash general and administrative expenses, hedges, exploration expenses, taxes, and midstream revenue less midstream operating expenses, each discounted to present value at the same range of discount rates, total debt and cash as of September 30, 2025, and divestiture proceeds of $177 million in October 2025 of Civitas, in each case, as provided by, and used by J.P. Morgan at the direction of, Civitas’ management (as described in the section entitled “Certain Civitas Unaudited Prospective Financial Information”), to indicate a range of implied equity values for Civitas, which were divided by the number of fully diluted shares outstanding at Civitas as of September 30, 2025 of approximately 87.1 million, as provided by Civitas’ management (as described in the section entitled “Certain Civitas Unaudited Prospective Financial Information”), to arrive at the following ranges of implied equity value per share of Civitas common stock, based on Strip Pricing and Flat Pricing, respectively.”

The disclosure on page 102 of the Joint Proxy Statement/Prospectus is hereby supplemented by revising the second full paragraph as follows:

“Illustrative Value Creation Analysis.  J.P. Morgan conducted an illustrative analysis of theoretical value creation to the Civitas stockholders that compared the estimated implied equity value of Civitas on a standalone basis (based on the midpoint discount rate value determined in J.P. Morgan’s after-tax Net Asset Value Analysis based on each of Strip Pricing and Flat Pricing (such pricing assumptions referred to below as the “Pricing Assumptions”)) to the estimated implied equity value of former Civitas stockholders’ ownership in the combined company, pro forma for the Transaction. J.P. Morgan calculated the pro forma implied after-tax equity value of the combined company based on each Pricing Assumption by (i) adding the sum of (A) the implied after-tax equity value of Civitas (based on each Pricing Assumption, using the midpoint discount rate value determined in J.P. Morgan’s after-tax Net Asset Value Analysis described above), (B) the implied after-tax equity value of SM Energy (based on each Pricing Assumption, using the midpoint discount rate value determined in J.P. Morgan’s after-tax Net Asset Value Analysis described above) and (C) the estimated present value of the Civitas Expected Synergies, using the midpoint discount rate value determined in J.P. Morgan’s after-tax Net Asset Value Analysis described above, (ii) subtracting the estimated transaction fees and expenses relating to the Transaction of $40 million and the estimated tax dis-synergies of $140 million, in each case, as provided by, and used by J.P. Morgan at the direction of, Civitas’ management, and (iii) multiplying such sum of the estimated valuations described above by a factor of 52.0%, representing the approximate pro forma equity ownership of the combined company by Civitas stockholders. Based on the assumptions described above, this analysis implied value creation for Civitas stockholders of approximately 31.4% assuming Strip Pricing and 12.4% assuming Flat Pricing.”

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included in this Current Report on Form 8-K that address events or developments that SM Energy and Civitas expect, believe, or anticipate will or may occur in the future are forward-looking statements. The words “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements regarding the transactions (the “Transaction”) contemplated by that certain Agreement and Plan of Merger, dated November 2, 2025 (the “Merger Agreement”), pro forma descriptions of the combined company and its operations, integration and transition plans, synergies, opportunities and anticipated future performance. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this Current Report on Form 8-K. These include the expected timing and likelihood of completion of the Transaction, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the possibility that stockholders of SM Energy or Civitas may not approve the Transaction, the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the Transaction, the risk that any announcements relating to the Transaction could have adverse effects on the market price of SM Energy’s common stock or Civitas’ common stock, the risk that the Transaction and its announcement could have an adverse effect on the ability of SM Energy and Civitas to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, the risk the pending Transaction could distract management of both entities and they will incur substantial costs, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or it may take longer than expected to achieve those synergies and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond SM Energy’s or Civitas’ control, including those detailed in SM Energy’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on its website at sm-energy.com/investors and on the SEC’s website at http://www.sec.gov, and those detailed in Civitas’ annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on Civitas’ website at ir.civitasresources.com/investor-relations and on the SEC’s website at http://www.sec.gov. All forward-looking statements are based on assumptions that SM Energy and Civitas believe to be reasonable but that may not prove to be accurate. Such forward-looking statements are based on assumptions and analyses made by SM Energy and Civitas in light of their perceptions of current conditions, expected future developments, and other factors that SM Energy and Civitas believe are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance and actual events may be materially different from those expressed or implied in the forward-looking statements. The forward-looking statements in this Current Report on Form 8-K speak as of the date of this Current Report on Form 8-K.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not intended to, and shall not, constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Additional Information and Where to Find It

In connection with the proposed transaction, SM Energy has filed with the SEC a registration statement on Form S-4 (No. 333-291956) (the “Registration Statement”) that includes a joint proxy statement of SM Energy and Civitas and a prospectus of SM Energy (the “Joint Proxy Statement/Prospectus”). Each of SM Energy and Civitas may also file other relevant documents with the SEC regarding the proposed transaction. This Current Report on Form 8-K is not a substitute for the Joint Proxy Statement/Prospectus or Registration Statement or any other document that SM Energy or Civitas, as applicable, may file with the SEC in connection with the proposed transaction. The Registration Statement was declared effective on December 19, 2025, and SM Energy filed a prospectus on December 22, 2025 and Civitas filed a definitive proxy statement on December 22, 2025. SM Energy and Civitas commenced mailing of the definitive Joint Proxy Statement/Prospectus to their respective security holders on or about December 22, 2025. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF SM ENERGY AND CIVITAS ARE URGED TO READ THE REGISTRATION STATEMENT, THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT SM ENERGY, CIVITAS, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders are able to obtain free copies of the Registration Statement and the definitive Joint Proxy Statement/Prospectus, as well as other filings containing important information about SM Energy, Civitas and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at https://www.sec.gov. Copies of the documents filed with the SEC by SM Energy are available free of charge on SM Energy’s website at https://www.sm-energy.com/investors. Copies of the documents filed with the SEC by Civitas are available free of charge on Civitas’ website at https://ir.civitasresources.com/investor-relations. The information included on, or accessible through, SM Energy’s or Civitas’ website is not incorporated by reference into this Current Report on Form 8-K.

Participants in the Solicitation

SM Energy, Civitas and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of SM Energy, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in SM Energy’s proxy statement for its 2025 Annual Meeting of Stockholders, which was filed with the SEC on April 7, 2025 (and which is available at https://www.sec.gov/Archives/edgar/data/893538/000089353825000032/sm-20250404.htm), a Form 8-K filed by SM Energy on September 8, 2025 (and which is available at https://www.sec.gov/Archives/edgar/data/893538/000089353825000116/sm-20250904.htm) and a Form 8-K filed by SM Energy on December 19, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/893538/000089353825000167/sm-20251215.htm). Information about the directors and executive officers of Civitas, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in a Form 8-K filed by Civitas on August 6, 2025 (and which is available at https://www.sec.gov/Archives/edgar/data/1509589/000110465925074774/tm2522747d1_8k.htm), a Form 8-K filed by Civitas on May 7, 2025 (and which is available at https://www.sec.gov/Archives/edgar/data/1509589/000110465925045550/tm2514090d1_8k.htm), and Civitas’ proxy statement for its 2025 Annual Meeting of Stockholders, which was filed with the SEC on April 21, 2025 (and which is available at https://www.sec.gov/Archives/edgar/data/1509589/000155837025005077/civi-20241231xdef14a.htm). Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive Joint Proxy Statement/Prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the definitive Joint Proxy Statement/Prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from SM Energy and Civitas using the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIVITAS RESOURCES, INC.

Dated: January 20, 2026	By:	/s/ Adrian Milton
	Name:	Adrian Milton
	Title:	Senior Vice President, General Counsel and Assistant Corporate Secretary